UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 8, 2009

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2009, Seagate Technology (“Seagate”) issued a press release announcing the departure of William D. Watkins from the role of Chief Executive Officer of Seagate, and the appointment of its Chairman of the Board of Directors, Stephen J. Luczo as the new President and Chief Executive Officer of Seagate, effective immediately. Mr. Luczo, 51 years of age, currently serves as the Company’s Chairman of the Board. He served as Chief Executive Officer of Seagate’s predecessor, Seagate Technology, Inc., from July 1998 until July 2004. Previously, Mr. Luczo served as Senior Vice President of Corporate Development from October 1993 until September 1997, and as President and Chief Operating Officer from September 1997 until being appointed CEO. Prior to joining Seagate, Mr. Luczo was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc. The information called for in Item 5.02(c)(3) of Form 8-K with respect to Mr. Luczo has not been determined at the time of this filing. Seagate will file an amendment to this Form 8-K containing such information when the information is available.

David A. Wickersham resigned from his employment as President and Chief Operating Officer of Seagate, effective January 12, 2009. Robert Whitmore, 46 years of age, Seagate’s Executive Vice President and Chief Technology Officer, will assume the additional responsibilities previously performed by Mr. Wickersham, effectively immediately. Mr. Whitmore has served as Executive Vice President and Chief Technology Officer since 2007. Prior to that he was Executive Vice President, Product and Process Development from 2006 to 2007; Senior Vice President, Product and Process Development from 2004 to 2006; Senior Vice President, Product Development Engineering from 2002 to 2004; Vice President, Enterprise Storage Design Engineering from 1999 to 2002, Vice President and Executive Director, Twin Cities Manufacturing Operations from 1997 to 1999; Senior Director, Manufacturing Engineering, Singapore Operations from 1995 to 1997; and Senior Manager, Design Engineering, Twin Cities Division from 1992 to 1995. Mr. Whitmore’s salary and bonus opportunity are not changed at this time.

Item 7.01	Regulation FD Disclosure.

Seagate plans to reduce approximately 10-percent of its U.S. workforce in a restructuring program to be announced later this month, when it has notified the effected employees. This restructuring will impact a broad range of departments, including research and development, and is being done in response to the current economic environment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Press release of Seagate Technology dated January 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: January 12, 2009	By:	/s/ Kenneth M. Massaroni
		Name:	Kenneth M. Massaroni
		Title:	Senior Vice President and General Counsel